                              AMENDED AND RESTATED
                            FUND ACCOUNTING AGREEMENT

     THIS AGREEMENT, dated May 20, 2009 by and between the parties as set forth in Schedule A, attached hereto and incorporated herein by reference (designated collectively hereafter as the "Funds"), and VAN KAMPEN ASSET MANAGEMENT, a Delaware statutory trust ("VKAM").

                                   WITNESSETH:

     WHEREAS, each of the Funds is registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, VKAM has the capability of providing certain accounting services to the Funds; and

     WHEREAS, each desires to utilize VKAM in the provision of such accounting services; and

     WHEREAS, VKAM intends to maintain its staff in order to accommodate the provision of all such services; and

     WHEREAS, this Agreement was originally entered into on May 31, 1997 and subsequently amended numerous times, and VKAM desires to combine the amendments into one Amended and Restated Fund Accounting Agreement.

     NOW THEREFORE, in consideration of the premises and the mutual covenants spelled out herein, it is agreed between the parties hereto as follows:

1. Appointment of VKAM. As agent, VKAM shall provide each of the Funds the accounting services ("Accounting Services") as set forth in Paragraph 2 of this Agreement. VKAM accepts such appointment and agrees to furnish the Accounting Services in return for the compensation provided in Paragraph 3 of this Agreement.

2. Accounting Services to be Provided. VKAM will provide to each respective Fund accounting related services in connection with the maintenance of the financial records of such Fund, including without limitation: (i) maintenance of the general ledger and other financial books and records; (ii) processing of portfolio transactions; (iii) coordination of the valuation of portfolio securities; (iv) calculation of the Fund's net asset value; (v) coordination of financial and regulatory reporting; (vi) preparation of financial reports for each Fund's Board of Trustees; (vii) coordination of tax and financial compliance issues; (viii) the establishment and maintenance of accounting policies; (ix) recommendations with respect to dividend policies; (x) preparation of each Fund's financial reports and other accounting and tax related notice information to shareholders; and (xi) the assimilation and interpretation of accounting data for meaningful management review. VKAM shall provide accurate maintenance of each Fund's financial books and records as required by the applicable securities statutes and regulations, and shall hire persons (collectively the "Accounting Service Group") as needed to provide such Accounting Services.

3. Expenses and Reimbursements. VKAM shall be reimbursed by the Funds for all costs and services incurred in connection with the provision of the aforementioned Accounting Services ("Accounting Service Expenses"), including but not limited to all salary and related benefits paid to the personnel of the Accounting Service Group, overhead and expenses related to office space and related equipment and out-of-pocket expenses.

     The Accounting Services Expenses will be paid by VKAM and reimbursed by the Funds. VKAM will tender to each Fund a monthly invoice as of the last business day of each month which shall certify the total support service expenses expended. Except as provided herein, VKAM will receive no other compensation in connection with Accounting Services rendered in accordance with this Agreement.

4. Payment for Accounting Service Expenses Among the Funds. As to one quarter (25%) of the Accounting Service Expenses incurred under the Agreement, the expense shall be allocated between all Funds based on the number of classes of shares of beneficial interest that each respective Fund has issued. As to the remaining three quarters (75%) of the Accounting Service Expenses incurred under the Agreement, the expense shall be allocated between all Funds based on their relative net assets. For purposes of determining the percentage of expenses to be allocated to any Fund, the liquidation preference of any preferred shares issued by any such Fund shall not be considered a liability of such Fund for the purposes of calculating relative net assets of such Fund.

5. Maintenance of Records. All records maintained by VKAM in connection with the performance of its duties under this Agreement will remain the property of each respective Fund and will be preserved by VKAM for the periods prescribed in
Section 31 of the 1940 Act and the rules thereunder or such other applicable rules that may be adopted from time to time under the Act. In the event of termination of the Agreement, such records will be promptly delivered to the respective Funds. Such records may be inspected by the respective Funds at reasonable times.

6. Liability of VKAM VKAM shall not be liable to any Fund for any action taken or thing done by it or its agents or contractors on behalf of the Fund in carrying out the terms and provisions of the Agreement if done in good faith and without gross negligence or misconduct on the part of VKAM, its agents or contractors.

7. Indemnification By Funds. Each Fund will indemnify and hold VKAM harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by VKAM resulting from: (a) any claim, demand, action or suit in connection with VKAM's acceptance of this Agreement; (b) any action or omission by VKAM in the performance of its duties hereunder; (c) VKAM's acting upon instructions believed by it to have been executed by a duly authorized officer of the Fund; or (d) VKAM's acting upon information provided by the Fund in form and under policies agreed to by VKAM and the Fund. VKAM shall not be entitled to such indemnification in respect of actions or omissions constituting gross negligence or willful misconduct of VKAM or its agents or contractors. Prior to confessing any claim against it which may be subject to this indemnification, VKAM shall give the Fund reasonable opportunity to defend against said claim in its own name or in the name of VKAM.

8. Indemnification By VKAM VKAM will indemnify and hold harmless each Fund from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Fund resulting from any claim, demand, action or suit arising out of VKAM's failure to comply with the terms of this Agreement or which arises out of the gross negligence or willful misconduct of VKAM or its agents or contractors; provided that such negligence or misconduct is not attributable to the Funds, their agents or contractors. Prior to confessing any claim against it which may be subject to this indemnification, the Fund shall give VKAM reasonable opportunity to defend against said claim in its own name or in the name of such Fund.

9. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

10. Dual Interests. It is understood that some person or persons may be directors, trustees, officers or shareholders of both the Funds and VKAM (including VKAM's affiliates), and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided by a specific provision of applicable law.

11. Execution, Amendment and Termination. The term of this Agreement shall begin as of the date first above written, and unless sooner terminated as herein provided, this Agreement shall remain in effect through May, 2010, and thereafter from year to year, if such continuation is specifically approved at least annually by the Board of Trustees of each Fund, including a majority of the independent Trustees of each Fund. This Agreement may be modified or amended from time to time by mutual agreement between the parties hereto and may be terminated after May, 2010, by at least sixty (60) days' written notice given by one party to the others. Upon termination hereof, each Fund shall pay to VKAM such compensation as may be due as of the date of such termination and shall likewise reimburse VKAM for its costs, expenses and disbursements payable under this Agreement to such date. Schedule A of this Agreement may be amended in the future to include as additional parties to the Agreement other investment companies for which VKAM, any subsidiary or affiliate serves as investment advisor or distributor if such amendment is approved by the President of each Fund.

12. Assignment. Any interest of VKAM under this Agreement shall not be assigned or transferred, either voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Funds. This Agreement shall automatically and immediately terminate in the event of its assignment without the prior written consent of the Funds.

13. Delegation of Accounting Services. VKAM may delegate the provision of all or a portion of the Accounting Services contemplated herein to such other parties as may be approved by the Board of each Fund. In the event of any such delegation, the Funds shall reimburse VKAM for expense related to those Accounting Services provided by VKAM and shall pay such sub-accounting agents such compensation as may be agreed from time to time by the Funds and the sub-accounting agent. In the event of such delegation,VKAM shall oversee the activities of such sub-accounting agent on behalf of the Funds.

14. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or sent by registered or certified mail, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other parties, it is agreed that for this purpose the address of each Fund is 522 Fifth Avenue, New York, NY 10036,
Attention: Legal Department and the address of VKAM, for this purpose is 522 Fifth Avenue, New York, NY 10036, Attention: Legal Department.

15. Personal Liability. As provided for in the Agreement and Declaration of Trust of the various Funds, under which the Funds are organized as unincorporated trusts, the shareholders, trustees, officers, employees and other agents of the Fund shall not personally be found by or liable for the matters set forth hereto, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

16. Interpretative Provisions. In connection with the operation of this Agreement, VKAM and the Funds may agree from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.

17. State Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Illinois.

18. Captions. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     IN WITNESS WHEREOF, the parties have caused this amended and restated Agreement to be executed as of the day and year first above written.

ALL OF THE PARTIES SET FORTH IN SCHEDULE A


By: /s/ Stuart Schuldt
    -------------------------------------
    Stuart Schuldt
    Treasurer and Chief Financial Officer


VAN KAMPEN ASSET MANAGEMENT


By: /s/ Edward C. Wood III
    -------------------------------------
    Edward C. Wood III
    Managing Director and Chief
    Administrative Officer

                                   SCHEDULE A

CLOSED END FUNDS

Van Kampen High Income Trust II
Van Kampen Municipal Trust
Van Kampen Ohio Quality Municipal Trust
Van Kampen Trust For Insured Municipals
Van Kampen Trust For Investment Grade Municipals
Van Kampen Trust For Investment Grade New Jersey Municipals
Van Kampen Trust For Investment Grade New York Municipals
Van Kampen Municipal Opportunity Trust
Van Kampen California Value Municipal Income Trust
Van Kampen Massachusetts Value Municipal Income Trust
Van Kampen Pennsylvania Value Municipal Income Trust
Van Kampen Advantage Municipal Income Trust II
Van Kampen Select Sector Municipal Trust
Van Kampen Bond Fund

OPEN END FUNDS

Van Kampen Comstock Fund
Van Kampen Corporate Bond Fund
Van Kampen Enterprise Fund
Van Kampen Equity and Income Fund
Van Kampen Government Securities Fund
Van Kampen Growth and Income Fund
Van Kampen Harbor Fund
Van Kampen High Yield Fund
Van Kampen Exchange Fund

Van Kampen Life Investment Trust
on behalf of its Series
Mid Cap Growth Portfolio
Comstock Portfolio
Capital Growth Portfolio
Enterprise Portfolio
Global Tactical Asset Allocation Portfolio
Government Portfolio
Growth and Income Portfolio
Money Market Portfolio

Van Kampen Limited Duration Fund
Van Kampen Capital Growth Fund
Van Kampen Real Estate Securities Fund
Van Kampen Reserve Fund

Van Kampen Tax-Exempt Trust
on behalf of its Series
Van Kampen High Yield Municipal Fund

Van Kampen Equity Trust II
on behalf of its Series
Van Kampen Technology Fund
Van Kampen Core Growth Fund
Van Kampen International Advantage Fund
Van Kampen American Franchise Fund
Van Kampen International Growth Fund
Van Kampen Equity Premium Income Fund

Van Kampen U.S. Government Trust
   on behalf of its series
Van Kampen U.S. Mortgage Fund

Van Kampen Tax Free Trust
   on behalf of its series
Van Kampen California Insured Tax Free Fund
Van Kampen Insured Tax Free Income Fund
Van Kampen Intermediate Term Municipal Income Fund
Van Kampen Municipal Income Fund
Van Kampen New York Tax Free Income Fund
Van Kampen Strategic Municipal Income Fund

Van Kampen Trust
   on behalf of its series
Van Kampen Core Plus Fixed Income Fund

Van Kampen Trust II
   on behalf of its series
Van Kampen Global Bond Fund
Van Kampen Global Tactical Asset Allocation Fund

Van Kampen Equity Trust
   on behalf of its series
Van Kampen Asset Allocation Conservative Fund
Van Kampen Asset Allocation Moderate Fund
Van Kampen Asset Allocation Growth Fund
Van Kampen Core Equity Fund
Van Kampen Global Growth Fund
Van Kampen Leaders Fund
Van Kampen Mid Cap Growth Fund
Van Kampen Small Cap Growth Fund
Van Kampen Small Cap Value Fund
Van Kampen Utility Fund
Van Kampen Value Opportunities Fund

Van Kampen Pennsylvania Tax Free Income Fund
Van Kampen Tax Free Money Fund

Van Kampen Series Fund, Inc.
   on behalf of its series
Van Kampen American Value Fund
Van Kampen Emerging Markets Fund
Van Kampen Equity Growth Fund
Van Kampen Global Equity Allocation Fund
Van Kampen Global Franchise Fund
Van Kampen Global Value Equity Fund

Van Kampen Retirement Strategy Trust
Van Kampen 2010 Retirement Strategy Fund
Van Kampen 2015 Retirement Strategy Fund
Van Kampen 2020 Retirement Strategy Fund
Van Kampen 2025 Retirement Strategy Fund
Van Kampen 2030 Retirement Strategy Fund
Van Kampen 2035 Retirement Strategy Fund
Van Kampen 2040 Retirement Strategy Fund
Van Kampen 2045 Retirement Strategy Fund
Van Kampen 2050 Retirement Strategy Fund
Van Kampen In Retirement Strategy Fund

VAN KAMPEN PARTNERS TRUST

Van Kampen O'Shaughnessy Large Cap Growth Fund
Van Kampen O'Shaughnessy All Cap Core Fund
Van Kampen O'Shaughnessy Small / Mid Cap Growth Fund
Van Kampen O'Shaughnessy Enhanced Dividend Fund
Van Kampen O'Shaughnessy Global Fund
Van Kampen O'Shaughnessy International Fund